Ameriprise Financial, Inc. Minneapolis, MN NYSE: AMP July 23, 2026

Ameriprise Financial Reports
Second Quarter 2026 Results

Earnings Per Diluted Share		Return on Equity, ex AOCI (1)
	Q2 2026		Q2 2026
GAAP	$11.98	GAAP	53.0%
Adjusted Operating	$11.07	Adjusted Operating	55.0%

•Second quarter adjusted operating earnings per diluted share increased 22 percent to $11.07, reflecting continued asset growth.
•Second quarter GAAP net income per diluted share was $11.98 compared to $10.73 a year ago, driven by continued asset growth offset by less favorable market impacts on the valuation of derivatives and market risk benefits than a year ago.
•Assets under management, administration and advisement grew to a record $1.8 trillion, up 14 percent.
•Adjusted operating net revenues increased 13 percent to
$4.9 billion primarily from asset growth and strong client engagement.
•Pretax adjusted operating margin was strong at 27 percent.
•Balance sheet fundamentals continued to be a core differentiator. The company generated and returned significant capital to shareholders with $932 million, or 91 percent of operating earnings, returned in the quarter.
•Return on equity remains distinguished in the industry at
55 percent(1).
•Ameriprise is accelerating AI adoption across the firm, including bringing advanced AI capabilities into advisors’ workflows while keeping human engagement and relationships at the center of advice.
•Fortune recognized Ameriprise Financial as one of America's Most Innovative Companies of 2026. Ameriprise Financial was recently recognized by TIME as one of America’s Best Companies of 2026, ranking in the top quartile.

Perspective from Jim Cracchiolo, Chairman and Chief Executive Officer
“Ameriprise again delivered strong growth and excellent financial performance, including a record level of firm-wide assets. The consistency of our results reflects the strength of our diversified business and disciplined execution.

Revenue and earnings increased by double digits, led by continued momentum in our fee-based wealth and asset management businesses.

Our ongoing investments are reinforcing our leadership in advice, wealth management solutions and our technology ecosystem, including our AI capabilities.

As we execute our strategy in the second half of the year, we remain focused on building on our excellent track record of innovation, disciplined execution and consistent value creation for Ameriprise clients, advisors and shareholders.“

(1) Return on equity excluding AOCI is calculated on a trailing 12-month basis.

Ameriprise Financial, Inc.
Second Quarter Summary
	Quarter Ended June 30,		% Better/ (Worse)	Year-to-date June 30,		% Better/ (Worse)
(in millions, except per share amounts, unaudited)	2026	2025		2026	2025
GAAP net income	$1,113	$1,060	5%	$2,028	$1,643	23%
Adjusted operating earnings (see reconciliation on p. 24 & 25)	$1,028	$900	14%	$2,092	$1,850	13%

GAAP net income per diluted share	$11.98	$10.73	12%	$21.64	$16.53	31%
Adjusted operating earnings per diluted share (see reconciliation on p. 24 & 25)	$11.07	$9.11	22%	$22.33	$18.61	20%

GAAP Return on Equity, ex. AOCI	53.0%	45.8%		53.0%	45.8%
Adjusted Operating Return on Equity, ex. AOCI (see reconciliation on p. 27)	55.0%	51.5%		55.0%	51.5%

Weighted average common shares outstanding:
Basic	91.8	97.4		92.6	97.9
Diluted	92.9	98.8		93.7	99.4

GAAP results in both the second quarter of 2025 and 2026 included favorable market impacts on the valuation of derivatives and market risk benefits, though the impact in the prior-year quarter was more favorable.

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Adjusted Operating Results
	Quarter Ended June 30,		% Better/ (Worse)
(in millions, unaudited)	2026	2025
Adjusted operating net revenues	$3,246	$2,807	16%

Distribution expenses	1,829	1,546	(18)%
Interest and debt expense	15	14	(7)%
General and administrative expenses	463	435	(6)%
Adjusted operating expenses	2,307	1,995	(16)%
Pretax adjusted operating earnings	$939	$812	16%

Pretax adjusted operating margin	28.9%	28.9%	—

	Quarter Ended June 30,		% Better/ (Worse)
(in billions, unless otherwise noted)	2026	2025
Total client assets	$1,248	$1,084	15%
Total client net flows	$3.1	$4.3	(28)%
Wrap assets	$732	$615	19%
Wrap net flows	$6.9	$5.4	28%
Cash sweep balances	$28.8	$27.4	5%
Adjusted operating net revenue per advisor (TTM in thousands)	$1,203	$1,070	12%

Advice & Wealth Management generated strong performance with pretax adjusted operating earnings of $939 million, up 16 percent, with a margin of 28.9 percent. Core distribution earnings increased in the low-30 percent range, resulting from strong operating fundamentals and our focus on profitable growth.
Adjusted operating net revenues increased 16 percent to $3.2 billion, primarily driven by 15 percent growth in client assets. Strong wrap net inflows and market appreciation contributed to growth in fee-based revenues, while increased sales of annuity products and brokerage transactions drove strong transactional activity.
Adjusted operating expenses increased 16 percent to $2.3 billion, primarily driven by distribution expenses, which grew in line with advisor-driven revenues. General and administrative expenses increased $28 million to $463 million, primarily driven by volume-related expenses and investments for growth, including bank expansion, AI transformation and automation initiatives.
The company delivered strong asset growth and higher advisor productivity, reflecting the strength of the Ameriprise client experience and the company’s focus on industry-leading tools, solutions and support.
•Adjusted operating net revenue per advisor on a trailing 12-month basis reached a new high of $1.2 million, up 12 percent. The company added 79 experienced advisors in the quarter.
•Total client assets grew $164 billion, or 15 percent, to $1.2 trillion and wrap assets increased $116 billion, or 19 percent, to $732 billion driven by organic growth and market appreciation.
•Client flows were $3.1 billion and wrap flows were $6.9 billion in the quarter. This reflected strong underlying organic activity, partially offset by advisor departures, including Comerica terminations.
•Transactional activity increased 13 percent compared to the prior year.
•Cash sweep balances were $28.8 billion compared to $29.4 billion in the prior quarter, reflecting normal seasonal patterns.
•Bank assets increased 6 percent to $25.5 billion, with bank earnings up in the low-single digits percent.

Ameriprise Financial, Inc.
Asset Management Segment Adjusted Operating Results
	Quarter Ended June 30,		% Better/ (Worse)
(in millions, unaudited)	2026	2025
Adjusted operating net revenues	$947	$830	14%

Distribution expenses	270	240	(13)%
Amortization of deferred acquisition costs	1	1	—%
Interest and debt expense	4	3	(33)%
General and administrative expenses	398	364	(9)%
Adjusted operating expenses	673	608	(11)%
Pretax adjusted operating earnings	$274	$222	23%

Net pretax adjusted operating margin (1)	42.7%	39.0%

	Quarter Ended June 30,		% Better/ (Worse)
(in billions)	2026	2025
Assets Under Management and Advisement (2)	$759	$690	10%

Net Flows
Global Retail net AUM flows, ex. legacy insurance partners	$(1.4)	$(3.5)	60%
Model delivery AUA flows (2)	—	0.4	NM
Total retail net AUM flows and model delivery AUA flows (2)	(1.4)	(3.1)	55%

Global Institutional net AUM flows, ex. legacy insurance partners	(5.1)	(4.8)	(6)%

Legacy insurance partners AUM flows	—	(0.8)	NM

Total Net AUM and AUA flows (2)	$(6.5)	$(8.7)	26%

(1) See reconciliation on page 13.
(2) Model Delivery Assets Under Advisement are presented on a one-quarter lag. Flows are estimated based on the period-to-period change in assets less calculated performance based on strategy returns.
NM Not Meaningful - variance equal to or greater than 100%

Asset Management adjusted operating net revenues were $947 million. Pretax adjusted operating earnings increased 23 percent to $274 million reflecting asset growth, including the benefit of strong performance in our Seligman technology strategies. Net pretax adjusted operating margin increased 370 basis points to 42.7 percent, reflecting our discipline in pursuing growth that enhances shareholder value. The underlying fee rate remained stable.

Adjusted operating expenses increased 11 percent. General and administrative expenses increased 9 percent driven by higher compensation expense for Seligman from AUM growth and performance, volume-related expenses and an unfavorable foreign exchange impact. We continue to demonstrate expense discipline, with full-year general and administrative expenses expected to be flat excluding Seligman and other performance fee compensation, while investing in opportunities to drive growth.

Assets under management and advisement increased 10 percent to $759 billion. Investment performance remained strong with 69 percent of retail funds above median versus peers on an asset-weighted basis for the 1-year period, 75 percent for the 3- and 5-year periods, and 87 percent for the 10-year period. In addition, 97 Columbia Threadneedle funds globally earned four- or five-star ratings from Morningstar.

Net outflows improved 26 percent to $6.5 billion.
•Retail and model delivery net outflows improved to $1.4 billion, primarily reflecting higher gross sales in the U.S. and EMEA.
•Institutional net outflows were $5.1 billion.
•Flows from legacy insurance partners improved and were flat.

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Adjusted Operating Results
	Quarter Ended June 30,		% Better/ (Worse)
(in millions, unaudited)	2026	2025
Adjusted operating net revenues	$975	$936	4%
Adjusted operating expenses	773	722	(7)%
Pretax adjusted operating earnings	$202	$214	(6)%

Retirement & Protection Solutions pretax adjusted operating earnings were $202 million, consistent with our target range.

Retirement & Protection Solutions sales increased 20 percent to $1.6 billion, with continued strong client demand for structured variable annuities, variable annuities without living benefit riders and variable universal life insurance.

Our high-quality books of business continued to generate strong earnings, margins and free cash flow, while delivering excellent risk-adjusted returns and are an important contributor to our diversified business model.

Ameriprise Financial, Inc.
Corporate & Other Segment Adjusted Operating Results
	Quarter Ended June 30,		% Better/ (Worse)
(in millions, unaudited)	2026	2025
Corporate & Other	$(77)	$(100)	23%
Closed Blocks (1)	(4)	1	NM
Pretax adjusted operating earnings/(loss)	$(81)	$(99)	18%

Long Term Care	$4	$7	(43)%
Fixed Annuities	(8)	(6)	(33)%
Pretax adjusted operating earnings/(loss)	$(4)	$1	NM

(1) Long Term Care and Fixed Annuities.
NM Not Meaningful - variance equal to or greater than 100%

Corporate & Other, excluding Closed Blocks pretax adjusted operating loss was $77 million. Results in the prior year period included the impact from acceleration of the firm’s transition to cloud-based technology platforms.

Long Term Care pretax adjusted operating earnings were $4 million in the quarter, a continuation of a solid performance trend.

Fixed Annuities pretax adjusted operating loss was in line with expectations at $8 million.

Taxes
The operating effective tax rate was 22.9 percent for the second quarter. The operating effective tax rate is expected to be 20 to 22 percent for the full year 2026.

Contacts

Investor Relations: Media Relations:

Stephanie M. Rabe Paul W. Johnson
Ameriprise Financial Ameriprise Financial
(612) 671-4085 (612) 671-0625
stephanie.m.rabe@ampf.com paul.w.johnson@ampf.com

About Ameriprise Financial

At Ameriprise Financial, we have been helping people feel confident about their financial future for more than 130 years. With extensive investment advice, global asset management capabilities and insurance solutions, and a nationwide network of more than 10,000 financial advisors, we have the strength and expertise to serve the full range of individual and institutional investors' financial needs.

Ameriprise Financial Services, LLC offers financial planning services, investments, insurance and annuity products. Columbia Funds are distributed by Columbia Management Investment Distributors, Inc., member FINRA and managed by Columbia Management Investment Advisers, LLC. Threadneedle International Limited, Columbia Threadneedle Asset Managers Limited, Columbia Threadneedle (EM) Investments Limited, and Pyrford International Ltd, are SEC- and FCA-registered investment adviser affiliates of Columbia Management Investment Advisers, LLC based in the U.K. RiverSource insurance and annuity products are issued by RiverSource Life Insurance Company, and in New York only by RiverSource Life Insurance Co. of New York, Albany, New York. Only RiverSource Life Insurance Co. of New York is authorized to sell insurance and annuity products in the state of New York. These companies are part of Ameriprise Financial, Inc. CA License #0684538. RiverSource Distributors, Inc. (Distributor), Member FINRA.

Non-GAAP Financial Measures

The company believes the presentation of adjusted operating measures and other non-GAAP financial measures, and the corresponding ratios, best represents the underlying performance of our core operations and facilitates a more meaningful trend analysis without the distortion of various adjustment items. Management uses non-GAAP financial measures to evaluate our financial performance on a basis comparable to that used by some securities analysts and investors and to provide a valuable perspective for investors. These non-GAAP financial measures are taken into consideration, to varying degrees, for purposes of business planning and analysis and for certain compensation-related matters. Non-GAAP financial measures are intended to supplement investors’ understanding of our performance and should not be considered alternatives for financial measures presented in accordance with GAAP. These measures are discussed in more detail below and may not be comparable to other companies’ similarly titled non-GAAP financial measures. Non-GAAP financial measure reconciliations can be found on the subsequent pages.

Forward-Looking Statements

This news release contains forward-looking statements that reflect management’s plans, estimates and beliefs. Actual results could differ materially from those described in these forward-looking statements. Examples of such forward-looking statements include:
•statements of the company’s plans, intentions, positioning, expectations, objectives or goals, including those relating to asset flows, mass affluent and affluent client acquisition strategy, client retention and growth of our client base, financial advisor productivity, retention, recruiting and enrollments, the introduction, cessation, terms or pricing of new or existing products and services, general and administrative costs, net pretax adjusted operating margin, consolidated tax rate, return of capital to shareholders, and excess capital position and financial flexibility to capture additional growth opportunities;
•other statements about future economic performance, the performance of equity markets and interest rate forecasts or variations, and the economic performance of the United States and of global markets;
•statements concerning expected general and administrative expense for Asset Management;
•statements regarding the expected financial results for our Retirement and Protection Solutions segment;

•statements estimating the expected full year 2026 operating effective tax rate; and
•statements of assumptions underlying such statements.

The words “believe,” “expect,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “forecast,” “on track,” “project,” ”continue,” “able to remain”, “resume,” “deliver,” “develop,” “evolve,” “drive,” ”enable,” “flexibility,” “commitment,” “scenario,” “case,” “appear,” “expands” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from such statements.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Management cautions readers to carefully consider the risks described in the “Risk Factors” discussion under Part 1, Item 1A of and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2025 available at ir.ameriprise.com. Management undertakes no obligation to update publicly or revise any forward-looking statements.

The financial results discussed in this news release represent past performance only, which may not be used to predict or project future results. The financial results and values presented in this news release are based upon asset valuations that represent estimates as of the date of this news release and may be revised in the company’s Form 10-Q for the period ended June 30, 2026.

Ameriprise Financial announces financial and other information to investors through the company’s investor relations website at ir.ameriprise.com, as well as SEC filings, press releases, public conference calls and webcasts. Investors and others interested in the company are encouraged to visit the investor relations website from time to time, as information is updated and new information is posted. The website also allows users to sign up for automatic notifications in the event new materials are posted. The information found on the website is not incorporated by reference into this release or in any other report or document the company furnishes or files with the SEC.

Credential Sources

Fortune partnered with Statista to recognize America’s Most Innovative Companies for 2026 — U.S. companies that excel in developing innovative products, streamlining processes, and cultivating a forward-thinking corporate culture. Statista surveyed more than 30,000 U.S. employees and 3,000 experts in various fields and evaluated patent data. Surveys were conducted August through November 2025. Ameriprise did not pay a fee to be evaluated, but did pay a fee to publicly cite the results.

TIME magazine partnered with Statista to recognize America’s Best Companies, chosen based on an independent survey of roughly 217,000 U.S. employees. Eligible companies (those headquartered in the U.S. that generated over $100 million in revenue in 2024 or 2025) were evaluated across three key categories: employee satisfaction, revenue growth and sustainability transparency. The final ranking reflects the period from January 2026 to May 2026. Ameriprise did not pay a fee to be evaluated, but did pay a fee to publicly cite the results.

Ameriprise Financial, Inc.
Consolidated GAAP Results
(in millions, except per share amounts, unaudited)	2 Qtr 2026	2 Qtr 2025	% Better/ (Worse)	1 Qtr 2026	% Better/ (Worse)
Revenues
Management and financial advice fees	$3,066	$2,600	18%	$2,944	4%
Distribution fees	573	502	14%	563	2%
Net investment income	893	891	—%	872	2%
Premiums, policy and contract charges	341	361	(6)%	341	—%
Other revenues	140	136	3%	166	(16)%
Total revenues	5,013	4,490	12%	4,886	3%
Banking and deposit interest expense	73	115	37%	74	1%
Total net revenues	4,940	4,375	13%	4,812	3%

Expenses
Distribution expenses	2,116	1,596	(33)%	1,773	(19)%
Interest credited to fixed accounts	169	95	(78)%	142	(19)%
Benefits, claims, losses and settlement expenses	294	257	(14)%	317	7%
Remeasurement (gains) losses of future policy benefit reserves	1	(3)	NM	(1)	NM
Change in fair value of market risk benefits	(229)	(10)	NM	378	NM
Amortization of deferred acquisition costs	61	60	(2)%	61	—%
Interest and debt expense	84	82	(2)%	80	(5)%
General and administrative expense	1,002	947	(6)%	918	(9)%
Total expenses	3,498	3,024	(16)%	3,668	5%

Pretax income	1,442	1,351	7%	1,144	26%
Income tax provision	329	291	(13)%	229	(44)%
Net income	$1,113	$1,060	5%	$915	22%

Earnings per share
Basic earnings per share	$12.12	$10.88		$9.81
Earnings per diluted share	$11.98	$10.73		$9.68

Weighted average common shares outstanding
Basic	91.8	97.4		93.3
Diluted	92.9	98.8		94.5

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Consolidated Highlights and Capital Summary
(in millions unless otherwise noted, unaudited)	2 Qtr 2026	2 Qtr 2025	% Better/ (Worse)	1 Qtr 2026	% Better/ (Worse)

Assets Under Management, Administration and Advisement
Advice & Wealth Management AUM	$727,679	$611,333	19%	$660,620	10%
Asset Management AUM	714,809	654,224	9%	661,622	8%
Corporate AUM	1,191	653	82%	1,011	18%
Eliminations	(47,667)	(46,255)	(3)%	(45,931)	(4)%
Assets Under Management	1,396,012	1,219,955	14%	1,277,322	9%
Assets Under Administration	374,615	331,045	13%	348,708	7%
Assets Under Advisement (net of eliminations) (1)	41,991	33,767	24%	42,176	—%
Total Assets Under Management, Administration and Advisement	$1,812,618	$1,584,767	14%	$1,668,206	9%

S&P 500
Daily average	7,267	5,728	27%	6,816	7%
Period end	7,499	6,205	21%	6,529	15%

Weighted Equity Index (WEI) (2)
Daily average	4,603	3,638	27%	4,343	6%
Period end	4,753	3,921	21%	4,157	14%

Common shares
Beginning balance	90.1	95.5	(6)%	91.3	(1)%
Repurchases	(1.7)	(1.1)	(55)%	(1.6)	(6)%
Issuances	0.1	—	—%	0.6	(83)%
Other	(0.1)	—	—%	(0.2)	50%
Total common shares outstanding	88.4	94.4	(6)%	90.1	(2)%
Restricted stock units	2.4	2.4	—%	2.3	4%
Total basic common shares outstanding	90.8	96.8	(6)%	92.4	(2)%
Total potentially dilutive shares	1.1	1.5	(27)%	1.1	—%
Total diluted shares	91.9	98.3	(7)%	93.5	(2)%

Capital Returned to Shareholders
Dividends paid	$158	$158	—%	$152	4%
Common stock share repurchases	774	573	35%	784	(1)%
Total Capital Returned to Shareholders	$932	$731	27%	$936	—%

(1) Assets reported on a one quarter lag.
(2) Weighted Equity Index is an Ameriprise calculated proxy for equity market movements calculated using a weighted average of the S&P 500, Russell 2000, Russell Midcap and MSCI EAFE indices based on North America distributed equity assets.

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Adjusted Operating Results
(in millions, unaudited)	2 Qtr 2026	2 Qtr 2025	% Better/ (Worse)	1 Qtr 2026	% Better/ (Worse)

Revenues
Management and financial advice fees:
Advisory fees	$1,859	$1,517	23%	$1,797	3%
Financial planning fees	126	120	5%	115	10%
Transaction and other fees	105	100	5%	99	6%
Total management and financial advice fees	2,090	1,737	20%	2,011	4%
Distribution fees:
Mutual funds	244	212	15%	237	3%
Insurance and annuity	281	258	9%	260	8%
Off-Balance sheet brokerage cash	21	25	(16)%	26	(19)%
Other products	138	108	28%	141	(2)%
Total distribution fees	684	603	13%	664	3%
Net investment income	455	496	(8)%	455	—%
Other revenues	90	86	5%	119	(24)%
Total revenues	3,319	2,922	14%	3,249	2%
Banking and deposit interest expense	73	115	37%	74	1%
Adjusted operating total net revenues	3,246	2,807	16%	3,175	2%

Expenses
Distribution expenses	1,829	1,546	(18)%	1,770	(3)%
Interest and debt expense	15	14	(7)%	15	—%
General and administrative expense	463	435	(6)%	439	(5)%
Adjusted operating expenses	2,307	1,995	(16)%	2,224	(4)%
Pretax adjusted operating earnings	$939	$812	16%	$951	(1)%

Pretax adjusted operating margin	28.9%	28.9%		30.0%

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Operating Metrics
(in millions unless otherwise noted, unaudited)	2 Qtr 2026	2 Qtr 2025	% Better/ (Worse)	1 Qtr 2026	% Better/ (Worse)
AWM Total Client Assets	$1,247,579	$1,083,821	15%	$1,148,514	9%

Total Client Flows	$3,053	$4,281	(29)%	$4,226	(28)%

Total Wrap Accounts
Beginning assets	$664,167	$572,771	16%	$670,361	(1)%
Net flows	6,935	5,378	29%	6,016	15%
Market appreciation (depreciation) and other	60,398	37,040	63%	(12,210)	NM
Total wrap ending assets	$731,500	$615,189	19%	$664,167	10%

Advisory wrap account assets ending balance (1)	$725,486	$609,486	19%	$658,620	10%
Average advisory wrap account assets(2)	$694,038	$574,418	21%	$676,290	3%

AWM Cash Balances
On-balance sheet (Net Investment Income)
On-balance sheet - bank	$23,940	$22,497	6%	$23,768	1%
On-balance sheet - certificate	7,381	9,892	(25)%	7,556	(2)%
On-balance sheet - broker dealer	2,423	2,187	11%	1,966	23%
Total on-balance sheet	33,744	34,576	(2)%	33,290	1%
Off-balance sheet (Distribution Fees)
Off-balance sheet - broker dealer	3,486	3,396	3%	4,669	(25)%
Total AWM Cash Balances	$37,230	$37,972	(2)%	$37,959	(2)%

Bank - Net Investment Income
Average interest-bearing assets	$25,209	$24,194	4%	$25,238	—%
Gross fee yield (3)	4.67%	4.73%		4.61%

Certificates - Net Investment Income
Average interest-bearing assets	$7,873	$11,009	(28)%	$8,354	(6)%
Gross fee yield (3)	4.57%	5.02%		4.67%

Other - Net Investment Income
Average interest-bearing assets	$5,685	$4,863	17%	$5,610	1%
Gross fee yield (3)	5.38%	6.06%		5.28%

Off-balance sheet - broker dealer - Distribution Fees
Average balances	$3,735	$3,752	—%	$4,665	(20)%
Net fee yield	2.24%	2.72%		2.28%

(1) Advisory wrap account assets represent those assets for which clients receive advisory services and are the primary driver of revenue earned on wrap accounts. Clients may hold non-advisory investments in their wrap accounts that do not incur an advisory fee.

(2) Average advisory wrap account assets are calculated using an average of the prior period’s ending balance and all months in the current period excluding the most recent month for the three months ended in each reflected period which is reflective of our billing cycle.

(3) Gross fee yield is calculated using amortized cost of investments.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Asset Management Segment Adjusted Operating Results
(in millions, unaudited)	2 Qtr 2026	2 Qtr 2025	% Better/ (Worse)	1 Qtr 2026	% Better/ (Worse)

Revenues
Management and financial advice fees:
Asset management fees:
Retail	$597	$515	16%	$563	6%
Institutional	149	131	14%	145	3%
Model delivery	27	23	17%	27	—%
Transaction and other fees	54	50	8%	53	2%
Revenue from other sources (1)	3	2	50%	2	50%
Total management and financial advice fees	830	721	15%	790	5%
Distribution fees:
Mutual funds	65	53	23%	61	7%
Insurance and annuity	40	38	5%	39	3%
Total distribution fees	105	91	15%	100	5%
Net investment income	7	14	(50)%	14	(50)%
Other revenues	5	4	25%	6	(17)%
Total revenues	947	830	14%	910	4%
Banking and deposit interest expense	—	—	—%	—	—%
Adjusted operating total net revenues	947	830	14%	910	4%

Expenses
Distribution expenses	270	240	(13)%	262	(3)%
Amortization of deferred acquisition costs	1	1	—%	2	50%
Interest and debt expense	4	3	(33)%	4	—%
General and administrative expense	398	364	(9)%	369	(8)%
Adjusted operating expenses	673	608	(11)%	637	(6)%
Pretax adjusted operating earnings	$274	$222	23%	$273	—%

Net Pretax Adjusted Operating Margin Reconciliation
Adjusted operating total net revenues	$947	$830	14%	$910	4%
Distribution pass through revenues	(215)	(190)	(13)%	(206)	(4)%
Subadvisory and other pass through revenues	(97)	(99)	2%	(103)	6%
Net adjusted operating revenues	635	541	17%	601	6%

Pretax adjusted operating earnings	$274	$222	23%	$273	—%
Adjusted operating net investment income	(7)	(14)	50%	(14)	50%
Amortization of intangibles	4	3	33%	4	—%
Net adjusted operating earnings	$271	$211	28%	$263	3%

Pretax adjusted operating margin	28.9%	26.7%		30.0%
Net pretax adjusted operating margin (2)	42.7%	39.0%		43.8%

Total Performance fees (3)
Performance fees	$1	$2	(50)%	$4	(75)%
General and administrative expense related to performance fees	1	1	—%	—	—%
Net performance fees	$—	$1	NM	$4	NM

(1) Includes revenue from separate accounts that qualify as investment contracts under insurance accounting standards.
(2) Calculated as net adjusted operating earnings as a percentage of net adjusted operating revenues.
(3) Performance fees do not include CLO incentive fees.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Asset Management Segment Operating Metrics
(in millions, unaudited)	2 Qtr 2026	2 Qtr 2025	% Better/ (Worse)	1 Qtr 2026	% Better/ (Worse)

Managed Assets Rollforward
Global Retail Funds
Beginning assets	$368,234	$340,353	8%	$378,023	(3)%
Inflows	17,101	13,768	24%	17,088	—%
Outflows	(19,526)	(18,152)	(8)%	(20,721)	6%
Net VP/VIT fund flows	(1,731)	(1,567)	(10)%	(1,772)	2%
Net new flows	(4,156)	(5,951)	30%	(5,405)	23%
Reinvested dividends	2,755	2,290	20%	1,216	NM
Net flows	(1,401)	(3,661)	62%	(4,189)	67%
Distributions	(3,004)	(2,525)	(19)%	(1,291)	NM
Market appreciation (depreciation) and other	46,208	23,343	98%	(2,984)	NM
Foreign currency translation (1)	15	4,186	(100)%	(1,325)	NM
Total ending assets	410,052	361,696	13%	368,234	11%
% of total retail assets sub-advised	13.6%	14.3%		13.7%

Global Institutional
Beginning assets	293,388	281,025	4%	300,082	(2)%
Inflows (2)	12,957	10,103	28%	12,963	—%
Outflows (2)	(18,044)	(15,621)	(16)%	(14,968)	(21)%
Net flows	(5,087)	(5,518)	8%	(2,005)	NM
Market appreciation (depreciation) and other (3)	16,226	8,800	84%	(2,151)	NM
Foreign currency translation (1)	230	8,221	(97)%	(2,538)	NM
Total ending assets	304,757	292,528	4%	293,388	4%

Total managed assets	$714,809	$654,224	9%	$661,622	8%

Total Assets Under Advisement (4)	44,594	35,499	26%	44,485	—%
Total Assets Under Management & Advisement	$759,403	$689,723	10%	$706,107	8%

Total AUM net flows	$(6,488)	$(9,179)	29%	$(6,194)	(5)%
Model delivery AUA flows (5)	17	422	(96)%	315	(95)%
Total AUM and AUA Flows (5)	$(6,471)	$(8,757)	26%	$(5,879)	(10)%

Legacy insurance partners flows	$71	$(850)	NM	$(838)	NM

(1) Amounts represent local currency to U.S. dollar translation for reporting purposes.
(2) Global Institutional inflows and outflows include net flows from our RiverSource Structured Annuity product and Ameriprise Bank, FSB.
(3) Included in Market appreciation (depreciation) and other for Global Institutional is the change in affiliated general account balance excluding net flows related to our Structured Annuity product and Ameriprise Bank, FSB.

(4) Assets are presented on a one-quarter lag.
(5) AUA flows are estimated flows based on the period-to-period change in assets less calculated performance based on strategy returns on a one-quarter lag.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Asset Management Segment Operating Metrics
(in millions, unaudited)	2 Qtr 2026	2 Qtr 2025	% Better/ (Worse)	1 Qtr 2026	% Better/ (Worse)

Total Managed Assets by Type
Equity	$406,936	$351,184	16%	$355,890	14%
Fixed income	234,637	232,840	1%	234,180	—%
Money market	21,896	22,309	(2)%	22,209	(1)%
Alternative	31,936	28,525	12%	29,592	8%
Hybrid and other	19,404	19,366	—%	19,751	(2)%
Total managed assets by type	$714,809	$654,224	9%	$661,622	8%

Average Managed Assets by Type (1)
Equity	$389,304	$334,024	17%	$373,343	4%
Fixed income	235,958	230,335	2%	236,101	—%
Money market	22,425	21,463	4%	22,061	2%
Alternative	31,040	28,054	11%	29,921	4%
Hybrid and other	19,477	18,914	3%	20,423	(5)%
Total average managed assets by type	$698,204	$632,790	10%	$681,849	2%

(1) Average ending balances are calculated using the average of the prior period’s ending balance and all months in the current period.

Ameriprise Financial, Inc.
Asset Management Segment Performance Metrics
	2 Qtr 2026

Retail Fund Rankings in Top 2 Quartiles or Above Index Benchmark - Asset Weighted	1 year	3 year	5 year	10 year
Equity	74%	76%	79%	86%
Fixed Income	70%	82%	60%	93%
Asset Allocation	33%	58%	76%	87%

4- or 5-star Morningstar rated funds	Overall	3 year	5 year	10 year
Number of Rated Funds	97	80	71	78

Retail Fund performance rankings for each fund are measured on a consistent basis against the most appropriate peer group or index. Peer groupings of Columbia funds are defined by Lipper category and are based on the Primary Share Class (i.e., Institutional if available, otherwise Institutional 3 share class), net of fees. Peer groupings of Threadneedle are defined by either IA or Morningstar index and are based on Primary Share Class. Comparisons to the Index are measured gross of fees.

To calculate asset weighted performance, the sum of the total assets of the funds with above median ranking are divided by total assets of all funds. Funds with more assets will receive a greater share of the total percentage above or below median.

Aggregated Asset Allocation Funds may include funds that invest in other Columbia or Threadneedle branded mutual funds included in both equity and fixed income.

Morningstar as of 06/30/26. Columbia funds are available for purchase by U.S. customers. Out of 86 Columbia funds rated (based on primary share class), 4 received a 5-star Overall Rating and 38 received a 4-star Overall Rating. Out of 129 Threadneedle funds rated (based on highest-rated share class), 13 received a 5-star Overall Rating and 42 received a 4-star Overall Rating. The Overall Morningstar Rating is derived from a weighted average of the performance figures associated with its 3-, 5- and 10-year (if applicable) Morningstar Rating metrics. Not all funds are available in all jurisdictions, to all investors or through all firms.

© 2026 Morningstar. All rights reserved. The Morningstar information contained herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete, or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information.

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Adjusted Operating Results
(in millions, unaudited)	2 Qtr 2026	2 Qtr 2025	% Better/ (Worse)	1 Qtr 2026	% Better/ (Worse)

Revenues
Management and financial advice fees	$190	$183	4%	$186	2%
Distribution fees	107	101	6%	103	4%
Net investment income	347	309	12%	336	3%
Premiums, policy and contract charges	330	342	(4)%	326	1%
Other revenues	1	1	—%	1	—%
Total revenues	975	936	4%	952	2%
Banking and deposit interest expense	—	—	—%	—	—%
Adjusted operating total net revenues	975	936	4%	952	2%

Expenses
Distribution expenses	139	126	(10)%	132	(5)%
Interest credited to fixed accounts	94	93	(1)%	93	(1)%
Benefits, claims, losses and settlement expenses	234	209	(12)%	235	—%
Remeasurement (gains) losses of future policy benefit reserves	(3)	(7)	(57)%	(2)	50%
Change in fair value of market risk benefits	162	153	(6)%	155	(5)%
Amortization of deferred acquisition costs	58	58	—%	58	—%
Interest and debt expense	10	11	9%	10	—%
General and administrative expense	79	79	—%	81	2%
Adjusted operating expenses	773	722	(7)%	762	(1)%
Pretax adjusted operating earnings	$202	$214	(6)%	$190	6%

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Operating Metrics
(in millions, unaudited)	2 Qtr 2026	2 Qtr 2025	% Better/ (Worse)	1 Qtr 2026	% Better/ (Worse)

Variable Annuities Rollforwards
Beginning balance	$88,115	$83,509	6%	$91,296	(3)%
Deposits	1,504	1,243	21%	1,173	28%
Withdrawals and terminations	(2,718)	(2,191)	(24)%	(2,482)	(10)%
Net flows	(1,214)	(948)	(28)%	(1,309)	7%
Investment performance and interest credited	7,500	5,279	42%	(1,872)	NM
Total ending balance - contract accumulation values	$94,401	$87,840	7%	$88,115	7%

Variable annuities fixed sub-accounts	$3,318	$3,588	(8)%	$3,344	(1)%

Life Insurance In Force	$196,774	$197,825	(1)%	$196,769	—%

Net Amount at Risk (Life)	$36,451	$37,749	(3)%	$37,277	(2)%

Net Policyholder Reserves
VUL/UL	$18,438	$16,553	11%	$17,104	8%
Term and whole life	158	168	(6)%	160	(1)%
Disability insurance	426	464	(8)%	432	(1)%
Other insurance	466	491	(5)%	471	(1)%
Total net policyholder reserves	$19,488	$17,676	10%	$18,167	7%

DAC Ending Balances
Variable Annuities DAC	$1,626	$1,656	(2)%	$1,629	—%
Life and Health DAC	$940	$949	(1)%	$942	—%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results
(in millions, unaudited)	2 Qtr 2026	2 Qtr 2025	% Better/ (Worse)	1 Qtr 2026	% Better/ (Worse)

Corporate Excluding Long Term Care and Fixed Annuities Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	—%	$—	—%
Distribution fees	—	—	—%	—	—%
Net investment income	2	3	(33)%	(7)	NM
Premiums, policy and contract charges	—	—	—%	—	—%
Other revenues	2	2	—%	2	—%
Total revenues	4	5	(20)%	(5)	NM
Banking and deposit interest expense	4	8	50%	4	—%
Adjusted operating total net revenues	—	(3)	NM	(9)	NM

Expenses
Distribution expenses	—	—	—%	—	—%
Interest credited to fixed accounts	—	—	—%	—	—%
Benefits, claims, losses and settlement expenses	—	—	—%	—	—%
Remeasurement (gains) losses of future policy benefit reserves	—	—	—%	—	—%
Change in fair value of market risk benefits	—	—	—%	—	—%
Amortization of deferred acquisition costs	—	—	—%	—	—%
Interest and debt expense	24	23	(4)%	21	(14)%
General and administrative expense	53	74	28%	49	(8)%
Adjusted operating expenses	77	97	21%	70	(10)%
Pretax adjusted operating earnings (loss)	$(77)	$(100)	23%	$(79)	3%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results and Metrics
(in millions, unaudited)	2 Qtr 2026	2 Qtr 2025	% Better/ (Worse)	1 Qtr 2026	% Better/ (Worse)

Long Term Care Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	—%	$—	—%
Distribution fees	—	—	—%	—	—%
Net investment income	44	45	(2)%	45	(2)%
Premiums, policy and contract charges	21	22	(5)%	21	—%
Other revenues	—	—	—%	—	—%
Total revenues	65	67	(3)%	66	(2)%
Banking and deposit interest expense	—	—	—%	—	—%
Adjusted operating total net revenues	65	67	(3)%	66	(2)%

Expenses
Distribution expenses	(4)	(4)	—%	(2)	NM
Interest credited to fixed accounts	—	—	—%	—	—%
Benefits, claims, losses and settlement expenses	53	52	(2)%	53	—%
Remeasurement (gains) losses of future policy benefit reserves	4	4	—%	1	NM
Change in fair value of market risk benefits	—	—	—%	—	—%
Amortization of deferred acquisition costs	—	—	—%	—	—%
Interest and debt expense	2	2	—%	2	—%
General and administrative expense	6	6	—%	5	(20)%
Adjusted operating expenses	61	60	(2)%	59	(3)%
Pretax adjusted operating earnings (loss)	$4	$7	(43)%	$7	(43)%

Long Term Care Policyholder Reserves, net of reinsurance	$2,575	$2,574	—%	$2,572	—%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results
(in millions, unaudited)	2 Qtr 2026	2 Qtr 2025	% Better/ (Worse)	1 Qtr 2026	% Better/ (Worse)

Fixed Annuities Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	—%	$—	—%
Distribution fees	—	—	—%	—	—%
Net investment income	7	8	(13)%	8	(13)%
Premiums, policy and contract charges	—	1	NM	1	NM
Other revenues	42	43	(2)%	37	14%
Total revenues	49	52	(6)%	46	7%
Banking and deposit interest expense	—	—	—%	—	—%
Adjusted operating total net revenues	49	52	(6)%	46	7%

Expenses
Distribution expenses	1	1	—%	—	—%
Interest credited to fixed accounts	50	51	2%	50	—%
Benefits, claims, losses and settlement expenses	1	1	—%	—	—%
Remeasurement (gains) losses of future policy benefit reserves	—	—	—%	—	—%
Change in fair value of market risk benefits	—	—	—%	—	—%
Amortization of deferred acquisition costs	2	1	NM	1	NM
Interest and debt expense	—	1	NM	1	NM
General and administrative expense	3	3	—%	3	—%
Adjusted operating expenses	57	58	2%	55	(4)%
Pretax adjusted operating earnings (loss)	$(8)	$(6)	(33)%	$(9)	11%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Eliminations(1) Adjusted Operating Results
(in millions, unaudited)	2 Qtr 2026	2 Qtr 2025	% Better/ (Worse)	1 Qtr 2026	% Better/ (Worse)

Revenues
Management and financial advice fees	$(42)	$(39)	(8)%	$(41)	(2)%
Distribution fees	(323)	(293)	(10)%	(304)	(6)%
Net investment income	(15)	(21)	29%	(17)	12%
Premiums, policy and contract charges	(7)	(9)	22%	(8)	13%
Other revenues	—	—	—%	—	—%
Total revenues	(387)	(362)	(7)%	(370)	(5)%
Banking and deposit interest expense	(4)	(8)	(50)%	(4)	—%
Adjusted operating total net revenues	(383)	(354)	(8)%	(366)	(5)%

Expenses
Distribution expenses	(343)	(312)	10%	(326)	5%
Interest credited to fixed accounts	—	—	—%	—	—%
Benefits, claims, losses and settlement expenses	(8)	(2)	NM	(4)	NM
Remeasurement (gains) losses of future policy benefit reserves	—	—	—%	—	—%
Change in fair value of market risk benefits	—	—	—%	—	—%
Amortization of deferred acquisition costs	—	—	—%	—	—%
Interest and debt expense	(12)	(14)	(14)%	(13)	(8)%
General and administrative expense	(20)	(26)	(23)%	(23)	(13)%
Adjusted operating expenses	(383)	(354)	8%	(366)	5%
Pretax adjusted operating earnings (loss)	$—	$—	—%	$—	—%

(1) The majority of the amounts represent the impact of inter-segment transfer pricing for both revenues and expenses.

Ameriprise Financial, Inc.
Capital Information
(in millions, unaudited)	June 30, 2026	June 30, 2025	March 31, 2026

Long-term Debt Summary
Senior notes (1)	$3,850	$3,100	$3,100
Finance lease liabilities	—	4	—
Other (2)	(27)	(25)	(21)
Total Ameriprise Financial long-term debt	3,823	3,079	3,079
Non-recourse debt of consolidated investment entities	2,509	2,726	2,535
Total long-term debt	$6,332	$5,805	$5,614

Total Ameriprise Financial long-term debt	$3,823	$3,079	$3,079
Finance lease liabilities	—	(4)	—
Other (2)	27	25	21
Total Ameriprise Financial long-term debt excluding finance lease liabilities and other	$3,850	$3,100	$3,100

Total equity (3)	$6,366	$6,082	$6,212
Equity of consolidated investment entities	(1)	(1)	—
Total equity excluding CIEs	$6,365	$6,081	$6,212

Total Ameriprise Financial capital	$10,189	$9,161	$9,291
Total Ameriprise Financial capital excluding finance lease liabilities, other and equity of CIEs	$10,215	$9,181	$9,312

Debt to capital (1)
Total Ameriprise Financial long-term debt to total Ameriprise Financial capital	37.5%	33.6%	33.1%
Total Ameriprise Financial long-term debt to total Ameriprise Financial capital excluding finance lease liabilities, other and equity of CIEs (3)	37.7%	33.8%	33.3%

(1) June 30,2026 long-term debt balances reflect debt issued to prefund an upcoming $500 million debt maturity.
(2) Includes adjustments for net unamortized discounts, debt issuance costs and other lease obligations.
(3) Includes accumulated other comprehensive income, net of tax.

Ameriprise Financial, Inc.
Consolidated Balance Sheets
(in millions, unaudited)	June 30, 2026	December 31, 2025
Assets
Cash and cash equivalents	$10,135	$9,953
Cash of consolidated investment entities	113	150
Investments	59,649	58,406
Investments of consolidated investment entities	2,494	2,618
Market risk benefits	2,386	2,274
Separate account assets	80,990	80,044
Receivables	15,986	14,920
Receivables of consolidated investment entities	44	30
Deferred acquisition costs	2,606	2,625
Restricted and segregated cash and investments	911	1,055
Other assets	22,557	18,829
Other assets of consolidated investment entities	—	—
Total Assets	$197,871	$190,904

Liabilities
Policyholder account balances, future policy benefits and claims	$49,199	$46,498
Market risk benefits	1,043	1,182
Separate account liabilities	80,990	80,044
Customer deposits	33,732	33,750
Short-term borrowings	200	200
Long-term debt	3,823	3,077
Debt of consolidated investment entities	2,509	2,585
Accounts payable and accrued expenses	2,897	2,982
Other liabilities	17,025	13,878
Other liabilities of consolidated investment entities	87	159
Total Liabilities	191,505	184,355

Equity
Ameriprise Financial
Common shares ($.01 par)	3	3
Additional paid-in capital	10,487	10,377
Retained earnings	29,380	27,662
Treasury stock	(32,228)	(30,601)
Accumulated other comprehensive income, net of tax	(1,276)	(892)
Total Equity	6,366	6,549
Total Liabilities and Equity	$197,871	$190,904

Ameriprise Financial, Inc.
Reconciliation Table: Earnings
	Quarter Ended June 30,		% Better/ (Worse)	Per Diluted Share Quarter Ended June 30,		% Better/ (Worse)
(in millions, except per share amounts, unaudited)	2026	2025		2026	2025
Net income	$1,113	$1,060	5%	$11.98	$10.73	12%
Adjustments:
Net realized investment gains (losses) (1)	5	(18)		0.05	(0.18)
Market impact on non-traditional long-duration products (1)	106	219		1.14	2.22
Mean reversion-related impacts (1)	1	1		0.01	0.01
Integration/restructuring charges (1)	(1)	—		(0.01)	—
Net income (loss) attributable to consolidated investment entities	(2)	—		(0.02)	—
Tax effect of adjustments (2)	(24)	(42)		(0.26)	(0.43)
Adjusted operating earnings	$1,028	$900	14%	$11.07	$9.11	22%

Weighted average common shares outstanding:
Basic	91.8	97.4
Diluted	92.9	98.8

(1) Pretax adjusted operating adjustment.
(2) Calculated using the statutory tax rate of 21%.

Ameriprise Financial, Inc.
Reconciliation Table: Earnings
	Year-to-date June 30,		% Better/ (Worse)	Per Diluted Share Year-to-date June 30,		% Better/ (Worse)
(in millions, except per share amounts, unaudited)	2026	2025		2026	2025
Net income	$2,028	$1,643	23%	$21.64	$16.53	31%
Adjustments:
Net realized investment gains (losses) (1)	—	(20)		—	(0.20)
Market impact on non-traditional long-duration products (1)	(78)	(241)		(0.84)	(2.42)
Mean reversion-related impacts (1)	1	1		0.01	0.01
Integration/restructuring charges (1)	(1)	—		(0.01)	—
Net income (loss) attributable to consolidated investment entities	(2)	(2)		(0.02)	(0.02)
Tax effect of adjustments (2)	16	55		0.17	0.55
Adjusted operating earnings	$2,092	$1,850	13%	$22.33	$18.61	20%

Weighted average common shares outstanding:
Basic	92.6	97.9
Diluted	93.7	99.4

(1) Pretax adjusted operating adjustment.
(2) Calculated using the statutory tax rate of 21%.

Ameriprise Financial, Inc.
Reconciliation Table: Pretax Adjusted Operating Earnings
	Quarter Ended June 30,
(in millions, unaudited)	2026	2025
Total net revenues	$4,940	$4,375
Adjustments:
Net realized investment gains (losses)	5	(18)
Market impact on non-traditional long-duration products	(3)	4
Mean Reversion related impacts	—	1
Revenues attributable to the CIEs	39	53
Adjusted operating total net revenues	$4,899	$4,335

Total expenses	$3,498	$3,024
Adjustments:
Expenses attributable to the CIEs	42	53
Integration/restructuring charges	1	—
Market impact on non-traditional long-duration products	(109)	(215)
Mean reversion-related impacts	(1)	—
Adjusted operating expenses	$3,565	$3,186

Pretax income	$1,442	$1,351
Pretax adjusted operating earnings	$1,334	$1,149

Pretax income margin	29.2%	30.9%
Pretax adjusted operating margin	27.2%	26.5%

Ameriprise Financial, Inc.
Reconciliation Table: Effective Tax Rate
	Quarter Ended June 30, 2025
(in millions, unaudited)	GAAP	Adjusted Operating
Pretax income	$1,351	$1,149
Income tax provision	$291	$249

Effective tax rate	21.6%	21.7%

Ameriprise Financial, Inc.
Reconciliation Table: Effective Tax Rate
	Quarter Ended June 30, 2026
(in millions, unaudited)	GAAP	Adjusted Operating
Pretax income	$1,442	$1,334
Income tax provision	$329	$306

Effective tax rate	22.8%	22.9%

Ameriprise Financial, Inc.
Reconciliation Table: Return on Equity (ROE) Excluding Accumulated Other Comprehensive Income “AOCI”
	Twelve Months Ended June 30,
(in millions, unaudited)	2026	2025
Net income	$3,948	$3,225
Less: Adjustments (1)	(152)	(400)
Adjusted operating earnings	$4,100	$3,625

Total Ameriprise Financial, Inc. shareholders’ equity	$6,333	$5,489
Less: Accumulated other comprehensive income, net of tax	(1,115)	(1,551)
Total Ameriprise Financial, Inc. shareholders’ equity excluding AOCI	7,448	7,040
Less: Equity impacts attributable to the consolidated investment entities	(1)	(2)
Adjusted operating equity	$7,449	$7,042

Return on equity excluding AOCI	53.0%	45.8%
Adjusted operating return on equity, excluding AOCI (2)	55.0%	51.5%

(1) Adjustments reflect the sum of after-tax net realized investment gains or losses, net of the reinsurance accrual; the market impact on non-traditional long-duration products (including variable and fixed deferred annuity contracts and UL insurance contracts), net of hedges and related reinsurance accrual; mean reversion related impacts; the market impact of hedges to offset interest rate and currency changes on unrealized gains or losses for certain investments; block transfer reinsurance transaction impacts; gain or loss on disposal of a business that is not considered discontinued operations; integration and restructuring charges; income (loss) from discontinued operations; and net income (loss) from consolidated investment entities. After-tax is calculated using the statutory tax rate of 21%.

(2) Adjusted operating return on equity excluding AOCI is calculated using adjusted operating earnings in the numerator, and Ameriprise Financial shareholders’ equity excluding AOCI and the impact of consolidating investment entities using a five-point average of quarter-end equity in the denominator. After-tax is calculated using the statutory tax rate of 21%.